As filed with the Securities and Exchange Commission on September 7, 2022
Registration Statement No.  333−

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	88-0464853
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Paseo Verde Parkway, Suite 280 Henderson, Nevada	89052
(Address of Principal Executive Offices)	(Zip Code)
Ontrak, Inc. 2017 Stock Incentive Plan
(Full title of the plan)

Terren S. Peizer
Chief Executive Officer
c/o Ontrak, Inc.
2200 Paseo Verde Parkway, Suite 280
Henderson, Nevada 89052
(Name and address of agent for service)
(310) 444-4300
(Telephone number, including area code, of agent for service)

With a copy to:
Mitchell S. Nussbaum
Norwood P. Beveridge
Lili Taheri
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐
This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I
STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement relates to securities of the same class as those to which a prior effective registration statement on Form S-8 (File Nos. 333-222276, 333-229717, 333-251965, and 333-261976) relates (the “Existing S-8s”), and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Existing S-8s, except as otherwise set forth in this Registration Statement, are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Description
3.1
Amended and Restated Certificate of Incorporation of Ontrak, Inc., incorporated by reference to Appendix A to Registrant’s Definitive Schedule 14C filed with the Securities and Exchange Commission on October 4, 2019.

3.2
Certificate of Amendment of the Certificate of Incorporation of Ontrak, Inc., incorporated by reference to Exhibit 3.1 of Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2020.

3.3
Certificate of Designations regarding Registrant’s 9.50% Series A Cumulative Perpetual Preferred Stock, incorporated by reference to Exhibit 3.1 of the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2020.

3.4
Amendment No. 1 to Certificate of Designations regarding the Registrants 9.50% Series A Cumulative Perpetual Preferred Stock, incorporated by reference to Exhibit 3.1 of the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2020.

3.5	Amended and Restated By-Laws of Ontrak, Inc., incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2020.
5.1	Opinion of Loeb & Loeb LLP.
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).
23.2	Consent of EisnerAmper LLP.
24.1	Power of Attorney (included on signature pages).
107.1	Calculation of Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on this 7th day of September, 2022.
Ontrak, Inc.
By:    /s/ Terren S. Peizer
Name:    Terren S. Peizer
Title:    Chairman of the Board of Directors
and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terren S. Peizer and James J. Park his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terren S. Peizer	Chairman of the Board and Chief Executive Officer	September 7, 2022
Terren S. Peizer

/s/ James J. Park	Chief Financial Officer	September 7, 2022
James J. Park	(Principal Financial and Accounting Officer)

/s/ Richard A. Berman	Director	September 7, 2022
Richard A. Berman

/s/ Michael Sherman	Director	September 7, 2022
Michael Sherman

/s/ James M. Messina	Director	September 7, 2022
James M. Messina

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